Exhibit 99.1

ITG Reports Fourth Quarter 2016 Results

Profitability Driven by International Revenue Growth, U.S. Market Share Gains Continued

NEW YORK, February 1, 2017 – ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended December 31, 2016.

Fourth Quarter 2016 Highlights

-	GAAP net income of $5.7 million, or $0.17 per diluted share compared to GAAP net income of $82.3 million, or $2.40 per diluted share for the fourth quarter of 2015.
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GAAP results for the fourth quarter of 2016 include (i) a charge of $3.6 million pre-tax, or $0.09 per share after taxes, representing the amount by which the final SEC settlement related to discontinued activity involving pre-released American Depositary Receipts (ADRs) exceeded the reserve established in the third quarter of 2016, as well as legal fees related to this matter, (ii) a restructuring charge of $5.3 million pre-tax, or $0.10 per share after taxes, related to management delayering and the elimination of certain positions, (iii) a pre-tax charge of $0.6 million, or $0.02 per share after taxes, for the amount expensed for upfront awards granted to ITG’s CEO. These charges were offset by an after-tax gain of $7.3 million, or $0.22 per share, related to a reduction in tax reserves from resolving a multi-year contingency in the U.S.

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GAAP net income for the fourth quarter of 2015 includes (i) a pre-tax gain from the sale of the energy research operations of $107.7 million, or $2.66 per share after-tax; and (ii) a tax charge of $6.5 million, or $0.19 per share, to amend the capital structure of ITG’s operations outside North America.

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Adjusted net income of $5.3 million, or $0.16 per diluted share, compared to an adjusted net loss of $2.5 million, or $0.07 per diluted share in the fourth quarter of 2015, in each case excluding the charges and gains listed above. Adjusted net income (as well as GAAP net income) for the fourth quarter of 2016 includes a reduction in compensation expenses of $2.4 million, or $0.05 per share after taxes, related to an increase in the proportion of deferred equity in ITG’s full-year 2016 compensation plan for better alignment with long-term growth objectives.

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Revenues of $119.6 million, compared to revenues of $224.2 million and adjusted revenues of $116.5 million in the fourth quarter of 2015. Adjusted revenues for the fourth quarter of 2015 exclude the pre-tax gain on the sale of the energy research operations.

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Expenses of $121.7 million and adjusted expenses of $112.3 million compared to expenses of $119.5 million in the fourth quarter of 2015.  Adjusted expenses for the fourth quarter of 2016 exclude the charges listed above.

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Average daily trading volume in the U.S. of 145 million shares versus 125 million shares in the fourth quarter of 2015. POSIT® average daily U.S. volume was 58 million shares compared to 49 million shares in the fourth quarter of 2015. Total average daily U.S. volume traded through POSIT Alert® was 16 million shares, compared to 8 million shares in the fourth quarter of 2015.

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In Europe, average daily value traded in POSIT was $1.1 billion compared to $1.2 billion in the fourth quarter of 2015, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe increased 60% compared to the fourth quarter of 2015.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “We are pleased with the positive momentum in our business, as demonstrated by strong sequential revenue growth across all of our regions, improved profitability in our international operations and consistent market share gains in the U.S. We are focused on building upon this momentum through continued execution of our Strategic Operating Plan, which is enhancing ITG’s ability to deliver best-in-class client solutions in liquidity, execution, analytics and workflow technology,” he concluded.

Fourth Quarter Regional Segment Results

North American revenues were $72.2 million in the fourth quarter of 2016 compared to revenues of $75.8 million in the fourth quarter of 2015.

ITG reported net income of $0.5 million in North America in the fourth quarter of 2016, compared to a net loss of $2.0 million in the fourth quarter of 2015.

U.S. revenues in the fourth quarter of 2016 were $56.0 million, compared to $63.3 million in the fourth quarter of 2015 including the impact of the research divestitures in December 2015 and May 2016.

Canada revenues in the fourth quarter of 2016 were $16.2 million, compared to $12.5 million in the fourth quarter of 2015, including the impact of the closure of the Canadian arbitrage operation in May 2016.

Europe and Asia Pacific revenues were $47.1 million in the fourth quarter of 2016, compared to $40.4 million in the fourth quarter of 2015.

ITG reported net income for its Europe and Asia Pacific operations of $8.2 million in the fourth quarter of 2016 compared to $2.5 million in the fourth quarter of 2015.

European revenues were $33.7 million in the fourth quarter of 2016 including the impact of currency translation, up from $30.7 million in the fourth quarter of 2015.

Asia Pacific revenues were $13.4 million, up from $9.8 million in the fourth quarter of 2015.

Corporate activity reduced GAAP net income by $2.9 million in the fourth quarter of 2016, including the final settlement with the SEC of the pre-released ADR matter and related professional fees in the quarter, the restructuring charge, the charges for upfront awards to ITG’s CEO and the benefit related to reducing tax reserves.

Corporate activity increased GAAP net income by $81.8 million in the fourth quarter of 2015, including the impact of the sale of the energy research operations and the tax charge to amend ITG’s capital structure outside of North America.

Corporate activity includes investment income and non-operating gains, as well as costs not associated with operating ITG's regional and product group business lines including, costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating items.

Full Year Results

For the full year 2016, revenues were $469.1 million and adjusted revenues were $466.6 million. GAAP net loss for full year 2016 was $25.9 million, or $0.79 per diluted share, and adjusted net income was $3.6 million, or $0.11 per diluted share.

For the full year 2015, revenues were $634.8 million and adjusted revenues were $527.1 million. GAAP net income for the full year 2015 was $91.6 million, or $2.63 per diluted share, and adjusted net income was $29.8 million, or $0.86 per diluted share.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP.

Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, large write-offs, asset impairments, significant charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted revenues, adjusted expenses, adjusted pre-tax income (loss), adjusted income tax expense (benefit), adjusted net income (loss) and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of adjusted revenues, adjusted expenses, adjusted pre-tax income (loss), adjusted income tax expense (benefit), adjusted net income (loss) and adjusted EBITDA to revenues, expenses, income (loss) before income tax expense (benefit), income tax expense (benefit) and net income (loss) and related per share amounts as determined in accordance with GAAP for the three months and full year ended December 31, 2016 and December 31, 2015, respectively, are provided in the accompanying supplemental tables at the end of this release.

Conference Call on 4Q16 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134  (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-877-344-7529  (1-412-317-0088 outside the U.S.) and entering replay number 10099920. The replay will be accessible approximately one hour after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via technology-enabled liquidity, execution, analytics and workflow solutions. ITG has offices in Asia Pacific, Europe and North

America and offers execution services in more than 50 countries. Please visit:  www.itg.com for more information.

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2015 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, customer or shareholder reaction to the Company’s settlement of the SEC’s inquiry regarding pre-released ADRs or  further proceedings or sanctions based on the Company’s discontinued ADR activity, ~~,~~the outcome of other contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to recognize its deferred tax assets, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Commissions and fees	$99,322	$85,959	$376,463	$405,679
Recurring	18,696	27,146	81,916	107,184
Other	1,571	111,068	10,673	121,940
Total revenues	119,589	224,173	469,052	634,803

Expenses:
Compensation and employee benefits	42,980	51,711	188,886	209,323
Transaction processing	24,540	20,111	90,271	91,492
Occupancy and equipment	14,296	14,424	56,189	57,495
Telecommunications and data processing services	13,302	12,961	56,643	51,523
Restructuring charges	5,265	—	9,620	—
Other general and administrative	20,803	19,894	108,466	101,915
Interest expense	549	427	2,217	1,829
Total expenses	121,735	119,528	512,292	513,577
(Loss) income before income tax (benefit) expense	(2,146)	104,645	(43,240)	121,226
Income tax (benefit) expense	(7,862)	22,308	(17,322)	29,656
Net income (loss)	$5,716	$82,337	$(25,918)	$91,570
Income (loss) per share:
Basic	$0.18	$2.46	$(0.79)	$2.70
Diluted	$0.17	$2.40	$(0.79)	$2.63
Basic weighted average number of common shares outstanding	32,607	33,433	32,906	33,907
Diluted weighted average number of common shares outstanding	33,988	34,359	32,906	34,815

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues by Geographic Region:
U.S. Operations	$55,978	$63,263	$229,655	$285,230
Canadian Operations	16,217	12,512	61,822	63,028
European Operations	33,709	30,650	125,945	129,729
Asia Pacific Operations	13,380	9,794	47,919	48,179
Corporate (non-product)	305	107,954	3,711	108,637
Total Revenues	$119,589	$224,173	$469,052	$634,803

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues by Product Group:
Execution Services (1)	$84,811	$82,030	$328,252	$386,158
Workflow Technology (2)	23,481	22,657	92,891	94,117
Analytics	10,992	11,532	44,198	45,891
Corporate (non-product)	305	107,954	3,711	108,637
Total Revenues	$119,589	$224,173	$469,052	$634,803

Notes:

(1)

In December 2015, the Company sold its energy research operations and in May 2016 the Company sold its remaining investment research operations, both of which were within the Research Sales and Trading (RS&T) product group. Beginning in the second quarter 2016, the remaining portfolio trading and high-touch execution offerings, previously grouped within RS&T, were combined with the electronic execution and liquidity solutions, previously grouped with the Electronic Brokerage (EB) product group, to form the new Execution Services product group to create an optimal alignment for cross-selling synergies. The entire historic activity of EB and RS&T, including the divested research operations, has been reclassified to the Execution Services product group to conform to the current presentation.

(2)	Previously known as Platforms.

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	December 31,	December 31,
	2016	2015

Assets
Cash and cash equivalents	$277,977	$330,653
Cash restricted or segregated under regulations and other	40,353	37,852
Deposits with clearing organizations	62,556	70,860
Securities owned, at fair value	2,557	5,598
Receivables from brokers, dealers and clearing organizations	152,294	1,036,777
Receivables from customers	54,486	49,176
Premises and equipment, net	59,333	55,496
Capitalized software, net	38,606	39,379
Goodwill	10,102	11,933
Intangibles, net	15,390	24,611
Income taxes receivable	873	128
Deferred taxes	38,688	23,590
Other assets	22,070	22,969
Total assets	$775,285	$1,709,022
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$174,343	$169,530
Short-term bank loans	72,150	81,934
Payables to brokers, dealers and clearing organizations	100,188	960,559
Payables to customers	12,272	9,957
Securities sold, not yet purchased, at fair value	249	2,637
Income taxes payable	4,552	17,017
Term debt	6,367	12,567
Total liabilities	370,121	1,254,201
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,456,165 and 52,300,885 shares issued at December 31, 2016 and December 31, 2015, respectively	525	523
Additional paid-in capital	248,748	239,090
Retained earnings	536,350	571,626
Common stock held in treasury, at cost; 19,830,032 and 19,207,419 shares at December 31, 2016 and December 31, 2015, respectively	(346,482)	(336,923)
Accumulated other comprehensive income (net of tax)	(33,977)	(19,495)
Total stockholders’ equity	405,164	454,821
Total liabilities and stockholders’ equity	$775,285	$1,709,022

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Total revenues	$119,589	$224,173	$469,052	$634,803
Less:
Other revenues - gains (1)	—	—	(2,438)	—
Gain on the sale of energy research operations (2)	—	(107,699)	—	(107,699)
Adjusted revenues	119,589	116,474	466,614	527,104

Total expenses	121,735	119,528	512,292	513,577
Less:
ADR settlement and associated costs (3)	(3,628)	—	(27,371)	—
Restructuring (4)	(5,265)	—	(9,620)	—
Compensation awards for current CEO (5)	(558)	—	(4,415)	—
Arbitration case with former CEO and associated costs (6)	—	—	(6,580)	—
Trading pilot settlement and associated costs (7)	—	—	—	(25,198)
Gain from currency translation adjustment (8)	—	—	1,066	—
Adjusted expenses	112,284	119,528	465,372	488,379

(Loss) income before income tax (benefit) expense	(2,146)	104,645	(43,240)	121,226
Effect of adjustments	9,451	(107,699)	44,482	(82,501)
Adjusted pre-tax income (loss)	7,305	(3,054)	1,242	38,725

Income tax (benefit) expense	(7,862)	22,308	(17,322)	29,656
Tax effect of adjustments (1) – (7)	2,517	(16,358)	7,618	(14,201)
Adjustment to tax reserves from resolving a multi-year contingency in the U.S. (9)	7,320	—	7,320	—
Tax incurred to amend capital structure outside North America (10)	—	(6,526)	—	(6,526)
Adjusted income tax expense (benefit)	1,975	(576)	(2,384)	8,929

Net income (loss)	$5,716	$82,337	$(25,918)	$91,570
Net effect of adjustments	(386)	(84,815)	29,544	(61,774)
Adjusted net income (loss)	$5,330	$(2,478)	$3,626	$29,796

Diluted income (loss) per share	$0.17	$2.40	$(0.79)	$2.63
Net effect of adjustments	(0.01)	(2.47)	0.90	(1.77)
Adjusted diluted income (loss) per share	$0.16	$(0.07)	$0.11	$0.86

Notes:

(1)

In the second quarter of 2016, the Company received insurance proceeds of $2.4 million from its corporate insurance carrier to settle a claim for lost profits arising from an August 2015 outage in its outsourced primary data center in the U.S. Additionally, the Company generated a nominal gain on the completion of the sale of its investment research operations in May 2016.

(2)

In December 2015, the Company completed the sale of the subsidiaries conducting its energy research operations to an affiliate of Warburg Pincus, a global private equity firm, for $120.5 million. The pre-tax gain of $107.7 million is net of a working capital adjustment on the closing balance sheet, direct costs relating to the sale and the carrying value of the net assets disposed.

(3)

In the third quarter of 2016, the Company accrued $22.1 million for a potential settlement with the SEC with respect to an inquiry involving pre-released ADRs and incurred legal and other related costs associated with this matter of $1.6 million. In the fourth quarter of 2016, the Company incurred an additional charge of $2.3 million based on the final settlement amount along with legal and other related costs associated with this matter of $1.3 million.

(4)

During the second quarter of 2016, the Company incurred restructuring charges of $4.3 million related to (a) the reduction in its high-touch trading and sales organizations and (b) the closing of its U.S. matched-book securities lending operations and its Canadian arbitrage trading desk. In the fourth quarter of 2016, the Company incurred additional restructuring charges of $5.3 million related to management delayering and the elimination of certain positions.

(5)

The Company’s current Chief Executive Officer was granted cash and stock awards upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards was eligible for a tax deduction.

(6)

In the first half of 2016, the Company incurred a charge of $4.8 million, net of an insurance recovery of $0.5 million, to settle an arbitration case with its former CEO and incurred legal fees of $2.7 million.  In the third quarter of 2016, the Company recorded a reimbursement of $0.9 million of these legal fees from its insurance carrier.

(7)

In August 2015, the Company reached a final settlement with the SEC to pay an aggregate amount of $20.3 million in connection with the SEC’s investigation into a proprietary trading pilot operated during 2010 and 2011. During 2015, the Company incurred $4.9 million in legal and other related costs associated with this matter.

(8)

In the third quarter of 2016, the Company substantially completed the liquidation of its investment in its Israel entity that ceased operations in December 2013. During the Company’s period of ownership and through December 2013, the Company had accumulated foreign exchange translation gains as a component of equity, which have been reclassified as a gain that reduced other general and administrative expenses in the Condensed Consolidated Statement of Operations.

(9)	In the fourth quarter of 2016, the Company resolved a multi-year tax contingency in the U.S. and reduced tax reserves by $7.3 million.

(10)

In December 2015, the Company amended the capital structure of its holding company outside North America to provide continued flexibility for the movement of capital. This amendment accelerated the U.S. taxation of amounts earned outside of North America, resulting in a tax charge of $6.5 million.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Income (Loss) (1)(2)	$5,716	$82,337	$(25,918)	$91,570
Impact of adjustments, after-tax	(386)	(84,815)	29,544	(61,774)
Adjusted net income (loss)	5,330	(2,478)	3,626	29,796

Deduct:
Investment income	(259)	(205)	(1,163)	(863)

Add Back:
Interest expense	549	427	2,217	1,829
Income tax (benefit) expense	(7,862)	22,308	(17,322)	29,656
Tax effect of adjustments	9,837	(22,884)	14,938	(20,727)
Depreciation and Amortization	11,073	10,827	43,523	44,151
Adjusted earnings before interest, taxes, depreciation, and amortization	$18,668	$7,995	$45,819	$83,842

Notes:

(1)	Net income includes pre-tax charges for non-cash stock-based compensation of $6.2 million and $4.5 million for the three months ended December 31, 2016 and 2015, respectively.
(2)	Net income includes pre-tax charges for non-cash stock-based compensation of $25.6 million and $16.7 million for the years ended December 31, 2016 and 2015, respectively.

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